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Rocky Mountain Internet, Inc.

EXHIBIT 10.10 TERMINATION AGREEMENT of joint venture between Rocky Mountain Internet, Inc. and Zero Error Networks, Inc.

                        TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") is entered into as of July 3, 1997 (the "Effective Date") by and between Rocky Mountain Internet, Inc., a Colorado corporation ("RMI"), on the one hand, and Ken Swinehart, an individual, and Zero Error Networks, Inc., a Colorado corporation ("ZEN") (collectively,
Ken Swinehart and ZEN will be referred to in this Agreement as "ZEN," and RMI and ZEN will sometimes be referred to individually as a "Party" and collectively as the "Parties").

                               RECITALS

     A. RMI and Ken Swinehart entered into a Contract Agreement dated January 25, 1995 (the "Contract Agreement") that provides for a joint venture (the "Joint Venture") between RMI and Ken Swinehart for the provision of Internet access and related services in a prescribed geographical area in Central Colorado. Ken Swinehart has assigned his interest in the Joint Venture to ZEN.

     B. On April 5, 1997, Ken Swinehart, on behalf of himself and ZEN, sent a written notice to RMI terminating the Contract Agreement and the Joint Venture. Such termination was to be effective on July 5, 1997. In a letter agreement between RMI and Ken Swinehart dated June 13, 1997 (the "Letter Agreement"), the termination date of the Joint Venture was extended to July 15, 1997.

     C. RMI and Swinehart now desire to agree to the terms and conditions relating to the termination of the Contract Agreement and the Joint Venture.

                               AGREEMENT

     In consideration of the mutual promises of the parties set forth is this Agreement and other good and valuable consideration, the Parties agree as follows:

     1. TERMINATION OF RELATIONSHIP. As of the later of the Pueblo Transfer Date or the Other Operations Transfer Date (each as defined below in Section
2), RMI and ZEN agree to terminate their joint venture relationship under the Contract Agreement and to terminate the Contract Agreement and the Joint Venture, each pursuant to the terms of this Agreement. As of such date of termination, RMI and ZEN will no longer be considered for any purpose as joint venturers or partners or parties to any similar relationship. In all dealings with each other after such date of termination, RMI and ZEN will be viewed as independent contractors dealing with each other at arm's length.

Exhibit 10.10                                                           Page 1
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     2.   TREATMENT OF JOINT VENTURE OPERATIONS.

          (a) (i) RMI will receive from the Joint Venture the right to provide, and after the Pueblo Transfer Date (as defined in Section 2(a)(ii))will provide, all Internet services provided by the Joint Venture on the Effective Date in Pueblo, Colorado (the "Pueblo Operations"). ZEN relinquishes all right to provide such services, except that subject to
Section 5(d), ZEN may continue to provide dial-up services to THE PUEBLO CHIEFTAIN.

              (ii) As soon as practicable after the Effective Date, RMI will lease office space in Pueblo, install in such office space all equipment required to operate the Pueblo point-of-presence and transfer to RMI the existing U.S. West Communications telephone access lines and telephone numbers used by the customers of the Pueblo Operations on the Effective Date (the "Pueblo Operations Customers"). The establishment of RMI's facilities and the transfer of the telephone access lines and telephone numbers is anticipated to occur no later than July 13, 1997, although such date could occur later (the "Pueblo Transfer Date"). Up to and including the Pueblo Transfer Date, RMI and ZEN will share revenues from and be liable for expenses attributable to the Pueblo Operations as provided in the Contract Agreement; provided that revenues attributable to conduct of the Pueblo Operations on or before the Pueblo Transfer Date received by RMI or ZEN after September 3, 1997 will be the sole property of RMI, and ZEN will have no right or claim to such revenues. After the Pueblo Transfer Date, RMI will be entitled to all of the revenues from, and bear sole responsibility for the expenses of, the Pueblo Operations and ZEN will have no entitlement to such revenues nor bear any liability for such expenses. RMI will indemnify and hold ZEN harmless from all losses, expenses and claims (including reasonable expenses of attorneys and other advisors) arising from the conduct of the Pueblo Operations by RMI after the Pueblo Transfer Date and liabilities and claims described in Section 8 attributable to the conduct of Pueblo Operations on or before the Pueblo Transfer Date.

          (b) (i) ZEN will receive from the Joint Venture the right to provide, and after the Other Operations Transfer Date (as defined in Section 2(b)(iii)) will provide all Internet services provided by the Joint Venture on the Effective Date in Alamosa, Leadville and Hayden, Colorado (the "Other Operations").

              (ii) As of the Effective Date, ZEN will be considered the owner of the telecommunications equipment (but not the telecommunications facilities) that ZEN has purchased or leased and is using in connection with the conduct of the Pueblo Operations and the telecommunications facilities and equipment that ZEN has purchased or leased and is using in connection with the conduct of the Other Operations, and to the extent RMI has legal title to such facilities and equipment, RMI will transfer such legal title to ZEN upon ZEN's request and at ZEN's expense. As of the Effective Date, RMI will be considered the owner of all other telecommunications facilities and equipment used in the conduct of the Pueblo Operations and the Other Operations and ZEN agrees to take at RMI's expense all reasonable actions, if any, requested by RMI to provide legal title to such facilities and equipment to RMI. Up to and including the Other Operations Transfer Date (as defined in Section 2(b)(iii)), RMI and ZEN will share revenues from and be liable for expenses attributable to the Other

Exhibit 10.10                                                           Page 2
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Operations as provided in the Contract Agreement; provided that revenues attributable to the conduct of the Other Operations on or before the Other Operations Transfer Date received by RMI or ZEN after September 3, 1997 will be the sole property of ZEN, and RMI will have no right or claim to such revenues. After the Other Operations Transfer Date, Zen will be entitled to all the revenues from, and will bear sole responsibility for the expenses of, the Other Operations, and RMI will have no entitlement to such revenues or bear any liability for such expenses. ZEN will indemnify and hold RMI harmless from all losses, expenses and other claims (including reasonable expenses of attorneys and other advisors) arising from the conduct of the Other Operations by ZEN after the Other Operations Transfer Date and liabilities and claims described in Section 8 attributable to the conduct of the Other Operations on or before the other Operations Transfer Date. Any expenses or other obligations outstanding as of the Effective Date with respect to the Other Operations will be payable by RMI and ZEN as set forth in the Contract Agreement.

             (iii) Unless directed otherwise in writing by ZEN, RMI will continue to provide the services provided by RMI on the Effective Date with respect to the Other Operations until July 31, 1997, or if extended by ZEN, until August 31, 1997 (provided that any such extension after July 31, 1997 shall be for a period of not less, nor more, than 31 days)(the "Other Operations Transfer Date"). After the Other Operations Transfer Date, RMI will have no obligation or liability to ZEN or any other Person to provide any services with respect to the Other Operations. After the Other Operations Transfer Date, ZEN will have sole responsibility to provide all services with respect to the Other Operations, and will indemnify and hold RMI harmless from all losses, expenses and claims (including reasonable expenses of attorneys and other advisers) arising from the failure by RMI to provide such services after the Other Operations Transfer Date.

              (iv) For a period of one year after the Effective Date, ending on July 3, 1998, RMI will use its commercially reasonable best efforts to provide the service of forwarding E-Mail for ZEN's customers of the Other Operations. The customers that will be forwarding E-mail will be determined by ZEN and a list of such affected customers will be given by ZEN to RMI. ZEN will pay RMI a fee for this service of $5 per E-mail address per month. If such fee is not paid when due, as provided by RMI's standard billing procedures, RMI will cease to provide such service. Prior to July 3, 1998, ZEN may upon 30 days prior written notice to RMI direct RMI to cease providing such service. After July 3, 1998, RMI will cease to provide such E-mail service unless RMI agrees to continue such E-mail service on such terms and conditions as RMI and ZEN then agree.

     3. REIMBURSEMENT OF RMI EXPENSES. ZEN will reimburse RMI at a rate of $75 per man hour for time spent by RMI personnel in establishing RMI's Pueblo point-of-presence and in assisting ZEN in the transfer to ZEN of the facilities and equipment relating to the Other Operations. RMI will provide ZEN with written invoices documenting the time spent by RMI personnel that is reimbursable under this Section 3 and ZEN will reimburse RMI in cash within 30 days of the receipt of such invoices.

Exhibit 10.10                                                           Page 3
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     4.   NOTICE TO CUSTOMERS.  Prior to the later of the Pueblo Transfer Date and the Other Operations Transfer Date, RMI and ZEN will cooperate with each other in sending written notices to all Joint Venture customers as of the Effective Date that describes how customer accounts will be serviced after the Effective Date. Neither RMI nor ZEN will send any such notice to any Joint Venture customer without the other Party's approval of the contents of such notice; provided that the failure of a Party to respond to a proposed notice within five days of the receipt from the other Party of such proposed notice will be deemed to be the approval by such Party of the proposed notice.
Notices sent by RMI and ZEN under this Section 4 need not be identical in form or content. This Section 4 will cease to apply as of, and not survive, (a) the Pueblo Transfer Date with respect to notices sent to Pueblo Operations Customers and (b) the Other Operations Transfer Date with respect to notices sent to Other Operations Customers.

     5.   NON-COMPETE AND CONFIDENTIALITY.

          (a) Subject to the other provisions of this Section 5, for a period of one year following the Effective Date, expiring on July 3, 1998, RMI will not directly solicit the business of Persons who are customers of the Other Operations on the Effective Date ("Other Operations Customers") or otherwise actively interfere with ZEN's business relationship with the Other Operations Customers.

          (b) Subject to the other provisions of this Section 5, for a period of one year following the Effective Date, expiring on July 3, 1998, ZEN will not directly solicit the business of Pueblo Operations Customers or otherwise actively interfere with RMI's business relationship with the Pueblo Operations Customers.

          (c) Section 5(a) and Section 5(b) will not prevent (i) RMI or ZEN from providing services to Other Operations Customers or Pueblo Operations Customers, as the case may be, if there is no violation of the non-solicitation and non-interference requirements of such subsections, or from providing services anywhere within or without the State of Colorado to any Person other than an Other Operations Customer or a Pueblo Operations Customer, or (ii) RMI or ZEN, as the case may be, from conducting general advertising campaigns or other business solicitations of general application within or without the State of Colorado and specifically within the geographical areas served by the Pueblo Operations and the Other Operations. Without limiting the foregoing, the Parties agree and acknowledge that they each are permitted to compete with each other within the geographical area served by the Pueblo Operations and the Other Operations, provided that such competition does not violate Section 5(a) and Section 5(b).

          (d) ZEN agrees that for a period of three years following the Effective Date, expiring on July 3, 2000, ZEN will not provide THE PUEBLO CHIEFTAIN with services of any kind that facilitate Web services, including services relating to Web hosting, Web production, server collocation, dedicated access connections, server consultation and software support.

          (e) RMI and ZEN each agree that, for a period of five years from the Effective Date, expiring on July 3, 2002, it will not recruit or contact each

Exhibit 10.10                                                           Page 4
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other's employees to solicit the employment of such employees.

          (f) RMI and ZEN each agree that it will not make any disparaging or critical remarks to any person about the other or their past business relationships, including their relationship in the Joint Venture. RMI and ZEN each will treat the subject matter of this Agreement as confidential and will not disclose any matter relating to this Agreement to any Person without the other Party's prior written consent, unless such disclosure is required by any subpoena, court order, threat of legal duress or any other legal requirement, in which case the disclosing Party will promptly notify the other Party of such disclosure.

          (g) RMI and ZEN each acknowledge that the scope of the restrictions set forth in this Section 5 on its activities is reasonable in all respects, including the duration and geographic scope and with respect to the nature of the activities so restricted. If, however, any of the provisions of the foregoing Section 5 are determined by a court to be unconscionable or unreasonable in their application, the court will interpret and apply those provisions so as to permit their application to the maximum extent permitted by law.

     6. POINTS OF CONTACT. RMI designates Mr. Kevin Loud as its point of contact for ZEN in connection with all matters arising under this Agreement. ZEN designates Ken Swinehart as its point of contact for RMI in connection with all arising under this Agreement.

     7. NEWS SERVICE. Upon the request of ZEN, RMI will prepare a written estimate of the terms and conditions under which it would provide an electronic news service to customers of ZEN.

     8. PREPAID JOINT VENTURE ACCOUNTS. RMI and ZEN acknowledge and agree that all amounts received prior to the Effective Date by the Joint Venture, including amounts received for prepaid services, have been or will be disbursed to RMI and ZEN pursuant to the Contract Agreement. In the event that a Pueblo Operations Customer demands a refund of any prepaid services, such refund will be the sole obligation of RMI. If an Other Operations Customer demands a refund of any prepaid services, such refund will be the sole obligation of ZEN. The indemnification obligations of the Parties set forth in Section 2 will apply to liabilities or claims arising from the demand of any such refunds.

     9. REMEDIES OF THE PARTIES. In the event of a breach by RMI or ZEN of this Agreement, in addition to any other rights that the other Party may have pursuant to this Agreement, such other Party will be entitled, if it so elects, to institute and prosecute proceedings under Section 10(d) at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by the breaching Party or to enjoin that Party from engaging in any activity in violation hereof. RMI and ZEN each agree that a suit at law may be an inadequate remedy with respect to a breach by a Party of this Agreement, and that upon such breach by a Party, the other Party will be entitled, in addition to any other lawful remedies available under Section 10(d), to injunctive relief.

Exhibit 10.10                                                           Page 5
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     10.  MISCELLANEOUS PROVISIONS.

          (a)  The following rules of construction shall apply to this
Agreement:

               (i) All section headings in this Agreement are for the convenience of reference only and are not intended to qualify the meaning of any Section.

              (ii) Terms used with capital letters will have the meanings specified. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, include all other genders, the singular shall include the plural, and vice-versa, as the context may require. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day.

             (iii) The term "Person" means any individual, and any partnership, corporation, limited liability company, trust or other legal entity. The term "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person; "Control" for such purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          (b)  This Agreement may be amended by the parties in writing only.

          (c) Except as expressly provided otherwise in this Agreement, a Party and its Affiliates may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others; and the other Party will have no right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom. Without limiting the foregoing, except as provided in this Agreement, each Party may enter into agreements with third parties for the provision of Internet services within or without the State of Colorado on such terms and conditions as either of them may decide, and no such agreement will be considered by the other party to be a violation by a Party or its Affiliates of any duty or obligation owed to the other Party under this Agreement.

          (d) RMI and ZEN agree that any controversy or claim between or among them arising out of or relating to this Agreement or the breach thereof by any of them, shall be resolved by binding arbitration in accordance with and governed by arbitration proceedings conducted under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The matter shall be decided by one arbitrator who shall be appointed in accordance with the Rules. Either party may initiate arbitration proceedings as provided in the Rules. Once the arbitrator is appointed, the arbitrator shall have the power to enter injunctive relief, including the issuance of temporary orders and the granting of preliminary relief pending the outcome of arbitration, without the necessity of posting a bond or other security. Unless otherwise agreed by the parties to the arbitration, discovery shall be limited to no more than three depositions per party and each party's right to request relevant documents prior to the initiation of the first deposition conducted by such party.

Exhibit 10.10                                                           Page 6
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All arbitration hearings conducted hereunder, and all judicial proceedings to enforce any of the provisions hereof, shall take place in Denver, Colorado. Such hearings shall be at the time and place within said city as is selected by the arbitrator. Notice shall be given and the hearing conducted in accordance with, and the arbitrator shall have the powers described in, the Rules. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party, or in such proportions among the parties to the controversy, as the arbitrator shall determine according to the Rules.

          (e) NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED AND APPLIED UNDER THE INTERNAL LAWS OF THE STATE OF COLORADO (AND NOT THE LAWS PERTAINING TO CONFLICTS OR CHOICE OF LAW).

          (f) This Agreement will be binding upon the parties, their heirs, executors, personal representatives, successors and assigns, and, as to rights granted hereunder to such Persons, to a Party's Affiliates and their successors and assigns.

          (g) This Agreement may be executed in several counterparts, each of which shall be treated as an original for all purposes, and all so executed shall constitute one agreement, binding on all of the Parties, notwithstanding that all the Parties are not signatory to the same counterpart. Any such counterpart will be admissible into evidence as an original against the Person who executed it. The execution and delivery of this Agreement by facsimile will be sufficient for all purposes and will be binding upon any Person who so executes.

          (h) No consent or waiver, express or implied, by any Party of any breach or default by any other Party in the performance of its obligations hereunder will be deemed to be a consent to or waiver of any further or other breach or default by such other Party in the performance of the same or any other obligations of such Party. Failure on the part of any Party to complain of any act, or failure to act, of any other Party or to declare any other Party in default, irrespective of how long such failure continues, will not constitute a waiver by such Party of its rights hereunder.

          (i) In the event any sentence, paragraph or other provision of this Agreement is declared by a court of competent jurisdiction to be unenforceable, invalid or void for any reason, such sentence, paragraph or other provision will be deemed severed from the remainder of the Agreement, and the balance of the Agreement will remain in effect.

          (j) All notices, claims, requests, demands, and other communications hereunder required to be in writing will be deemed to be duly given if: (a) personally delivered (including delivery by Federal Express or other national recognized overnight courier or (b) sent by telecopy as follows:

          If to RMI, to:      Rocky Mountain Internet, Inc.

Exhibit 10.10                                                           Page 7
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                              1800 Glenarm Place, Suite 1100
                              Denver, Colorado 80202
                              ATTENTION:  Mr. Kevin R. Loud

                With a copy to:     Robert Mintz, Esq.
                                    Sherman & Howard L.L.C.
                                    633 Seventeenth Street, Suite 3000
                                    Denver, Colorado 80202

          If to ZEN, to:      Zero Error Networks, Inc.
                              Attention: Mr. Ken Swinehart
                              315 State Avenue
                              Alamosa, CO 81181

                With a copy to:     Martin Gonzales, Esq.
                                    P.O. Box 1616
                                    Alamosa, Colorado 81101

or to such other address or addresses as the Person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above. Notices will be deemed given and received at the time of such personal delivery or telecopying.

          (n) This Agreement contains the entire understanding among the Parties relating to the subject matter hereof and supersedes all prior written or oral agreements among them, including the Letter Agreement, respecting the subject matter addressed in this Agreement, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the Parties relating to the subject matter of this Agreement other than as provided herein.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

WITNESS:

ROCKY MOUNTAIN INTERNET, INC.

By:     /s/  Kevin R. Loud
    ----------------------------------
Title:  Vice President
Date:   July 9, 1997

ZERO ERROR NETWORKS, INC.

By:     /s/  Ken Swinehart
    ----------------------------------
Title:  Manager
Date:   July 10, 1997

/s/  Ken Swinehart
--------------------------------------
KEN SWINEHART


Exhibit 10.10                                                           Page 8
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Exhibit 10.10                                                           Page 9